SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

/X/   Preliminary Information Statement

/  /  Confidential, for Use of the Commission Only (as permitted by Rule
      14c-5(d)(2))

/  /  Definitive Information Statement

                         CHINA GLOBAL DEVELOPMENT, INC.
                ------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required

/  /     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

         (1)   Title of each class of securities to which transaction applies:

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         (2)   Aggregate number of securities to which transaction applies:

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         (3)   Per unit price or other underlying value of transaction
               computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)   Proposed maximum aggregate value of transaction:

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         (5)   Total fee paid:

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/  /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:

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         (2)    Form, Schedule or Registration Statement No.:

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         (4)    Date Filed:


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                         CHINA GLOBAL DEVELOPMENT, INC.
                             Seventh District North
                                Chung-Ping Region
                                  Beijing, PRC

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To be held on September 27, 2002


To the stockholders of China Global Development, Inc.

     Notice is hereby given that a special meeting of stockholders of China Global Development, Inc. will be held on September 27, 2002 at 10:00 a.m.4766 Holladay Blvd., Holladay, Utah 84117 for the following purposes:


     Rescind the acquisition of Rainbow Light Global Corporation.

     Common stockholders of record on the close of business on September 13, 2002 are entitled to notice of the meeting. All stockholders are cordially invited to attend the meeting in person.


                                     By Order of the Board of Directors,



                                     /s/  Michael Zheng
                                     -------------------------------------
                                     Michael Zheng
                                     Chief Executive Officer and Director

                                     August 27, 2002

                         CHINA GLOBAL DEVELOPMENT, INC.
                             Seventh District North
                                Chung-Ping Region
                                  Beijing, PRC


                              INFORMATION STATEMENT
                                 August 27, 2002


     This Information Statement is furnished by the Board of Directors of China Global Development, Inc. (the "Company") to provide notice of a special meeting of stockholders of the Company which will be held on September 27, 2002.

     The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on September 13, 2002 (the "Record Date"). This Information Statement will be first mailed on or about September 16, 2002 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding 17,106,248 shares of the Company's Common Stock. The holders of all outstanding shares of Common Stock are entitled to one vote per share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date.

     The presence at the annual meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the special meeting other than that referred to in this Information Statement.

     The matter scheduled to come before the special meeting requires the approval of a majority of the votes of the shares outstanding. Michael Zheng and persons affiliated with him own 15,000,000 shares or 87.68%, of our Common Stock, and will be able to approve the matter presented in this Information Statement.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Proposal 1

Rescind the acquisition of Rainbow Light Global Corporation

Background

     On February 7, 2002, China Global Development, Inc. (the "Company") acquired all of the issued and outstanding shares of Rainbow Light Corporation ("Rainbow"), a British Virgin Islands corporation in exchange for 15,000,000 shares of the Company's commo stock. Rainbow owns 95% of the issued and outstanding shares of Beijing Baxian Real Estate Development Company Ltd. ("Baxian"), a People's Republic of China corporation engaged in real estate development and marketing.

Rationale:

     When the acquisition was made, Baxian was selling its inventory of homes and generating substantial earnings and cash flow. However, Baxian's real estate projects have been substantially completed and both its earnings and cash flow have, for all practical purposes ceased. In addition, Baxian is unable to begin any new real estate projects without a substantial cash infusion, something it has been unable to obtain and which the Company is unable to provide within the time frame required by Baxian. Because of this dilemma, Baxian, Rainbow and the Company have had entensive discussions as to the future course of the Company. Based upon their discussions and upon mutual agreement of the Board of Directors of each company, the parties believe that it is in their mutual best interest to rescend the acquisition of Rainbow and cancel the 15,000,000 shares of the Company previously issued to the shareholders of Rainbow. The Company believes that following the recission, it will be able to find a new company to aquire, or with which to merge.

     A second and equally compelling reason to rescind the transaction is the difficulty that the Company has had in obtaining timely financial information on Baxian. This has already impacted the trading of the Company's shares twice since Rainbow was acquired, an "E" has been placed on the Comany's trading symbol. Not only does this impact trading in the Company's shares, but shareholders and investors are unable to obtain timely information on the Company to make informed investment decisions.

     An affirmative vote of all outstanding shares of common stock of the Company is required for approval of this proposal. Michael Zheng and persons affiliate with him own 15,000,000 shares, or 87.68% of the shares outstanding and will be able to approve this approval. Therefore, abstentions, non-votes or votes against will have no effect on the outcome of this proposal. The Board of Directors recommendeds a yes vote on this proposal.

Other Matters

     The Board of Directors does not intend to bring any other matters before the Special Meeting and has not been informed that any other matters are to be presented by others.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/ Michael Zheng
                                     -------------------------------------
                                     Michael Zheng
                                     Chief Executive Officer and Director


August 27, 2002